EXHIBIT B

NEITHER THE OFFER NOR THE SALE OF THIS CLASS A WARRANT OR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS CLASS A WARRANT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 1, 2009, NEITHER THIS CLASS A WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION D OR REGULATION S UNDER THE ACT.  FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE WARRANTS OR SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

CLASS A COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, _______________________________, or its registered assigns, (the “Holder”) is entitled to purchase from TRESTLE HOLDING, INC. (to be renamed MoqiZone Holding Corporation), a Delaware corporation, (the “Company”), at any time or from time to time during the period specified in Section 2 hereof, _____________ (  ), which represents that number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as shall be equal to fifty percent (50%) of the number of shares of Common Stock that are issuable upon conversion of the shares of Series A Preferred Stock of the Company (the “Conversion Shares”)  to be received by the Holder in exchange for his or its Note (ie. 2,778 Conversion Shares for each $10,000 principal amount of Note purchased and $1,000 Stated Value of each share of Series A Preferred Stock received in exchange for such Note), all pursuant to the terms and conditions of the “Securities Purchase Agreement” (as hereinafter defined), at an exercise price of equal to (U.S.) $2.50 per share (the “Exercise Price”).

As used herein, the term “Class A Warrant Shares” shall mean the shares of Common Stock that are purchasable hereunder.  The number of Class A Warrant Shares and the Exercise Price per Class A Warrant Share are subject to adjustment as provided in Section 4 hereof.  The term “Class A Warrants” means this Class A Warrant and the other Class A Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of June 1, 2009 (the “Securities Purchase Agreement”), by and among the Company, the “MoqiZone Group,” the other “Corporate Parties” (as defined therein), and the Investors listed on the execution page thereof.

Unless otherwise defined in this Class A Warrant, all capitalized terms, when used herein, shall have the same meaning as is defined in the Securities Purchase Agreement.

This Class A Warrant is subject to the following terms, provisions, and conditions:

1.            Manner of Exercise.

a.           Procedure.  Subject to the provisions hereof, this Class A Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Class A Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any day that banks are generally open for business in New York City (a “Business Day”) at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Class A Warrant Shares specified in the Exercise Agreement for the Class A Warrant Shares specified in the Exercise Agreement. Shares shall have been registered for resale pursuant to an effective registration statement.  The Class A Warrant Shares so purchased shall be deemed to be issued to the Holder or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above.  Certificates for the Class A Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder (without restrictive legend thereon when such exercise occurs while a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”) the resale of the Class A Warrant Shares so purchased is effective or such Class A Warrant Shares so purchased may be resold by the Holder pursuant to Rule 144 or any similar successor rule) within a reasonable time, not exceeding three (3) Business Days, after this Class A Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder.  If this Class A Warrant shall have been exercised only in part, then, at the option of the Holder (i) the Holder may surrender this Class A Warrant to the Company and, unless this Class A Warrant has expired, the Company shall, at its expense, within a reasonable time, not exceeding three (3) Business Days, after this Class A Warrant shall have been so exercised, deliver to the Holder a new Class A Warrant representing the number of shares with respect to which this Class A Warrant shall not then have been exercised, or (ii) the Holder may retain this Class A Warrant and the Class A Warrant Shares purchasable under this Class A Warrant shall be reduced by such number of Class A Warrant Shares so exercised by the Holder and properly delivered by the Company hereunder.

b.           Exercise Limit.

(i)           Notwithstanding anything to the contrary set forth in this Class A Warrant, at no time may a Holder of this Class A Warrant exercise their Class A Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) and Section 16 of the Exchange Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Holder of this Class A Warrant providing the Corporation with sixty-one (61) day Waiver Notice that such Holder would like to waive this Section (b)(i) with regard to any or all shares of Common Stock issuable upon exercise of this Class A Warrant, this Section (b)(i) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the expiration of the Exercise Period, the Holder may waive this Section 1(b)(i) by providing a Waiver Notice at any time during such sixty-one (61) day period; provided, further, that any Waiver Notice provided during the sixty-one (61) day period prior to the expiration of the Exercise Period will not be effective until the last day of the Exercise Period.

2.           Period of Exercise.

This Class A Warrant is exercisable, commencing on or after the consummation of the Trestle Reverse Split and the filing by Trestle with the Secretary of State of the State of Delaware of the Certificate of Designations for the Series A Preferred Stock, and may be exercised at any time or from time to time thereafter, until 6:00 p.m., New York, New York time on May 31, 2012, when this Class A Warrant shall expire (the “Exercise Period”).

3.           Certain Agreements of the Company.

The Company hereby covenants and agrees as follows:

a.           Shares to be Fully Paid.  All Class A Warrant Shares will, upon issuance in accordance with the terms of this Class A Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

b.           Reservation of Shares.  During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Class A Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Class A Warrant.

c.           Listing.  If the Company’s Common Stock is listed as of the date of this Class A Warrant, or if so listed in the future, the Company shall maintain its listing of its Common Stock on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of any other shares of capital stock of the Company issuable upon the exercise of this Class A Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

d.           Certain Actions Prohibited.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Class A Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Class A Warrant in order to protect the exercise privilege of the Holder of this Class A Warrant against dilution or other impairment, consistent with the tenor and purpose of this Class A Warrant.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Class A Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Class A Warrant.

e.           Successors and Assigns.  This Class A Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

f.           Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon exercise, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and the Company has activated such programs, upon request of the Holder and its compliance with the provisions contained in Section 1, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

4.           Antidilution Provisions.  The Exercise Price and the number of Class A Warrant Shares, as the case may be, shall be subject to adjustment from time to time as provided in this Section 4; provided, that the anti-dilution adjustments contemplated by Section 4e below shall expire on a date which shall be the twelve (12) month anniversary of the effective date of the Registration Statement.   In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded down to the nearest cent.

a.           Reorganization, Consolidation, Merger, etc.; Reclassification.  In case at any time or from time to time, the Company shall effect any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, a “Fundamental Change”), then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Warrant Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so exercised this Warrant, immediately prior thereto.

If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Warrant shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

b.           Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant after the effective date of such dissolution pursuant to this Article to a bank or trust company (a “Trustee”) as trustee for the Holder of this Warrant.

c.           Continuation of Terms.  Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Article, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to any other securities and property receivable on the exercise of this Warrant after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4(d). In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 4(b).

d.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4d. The number of Warrant Shares that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in this Section, be entitled to receive shall be adjusted to a number determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

e.           Subsequent Offerings.  If the Company shall issue any shares of its Common Stock, or any other note, debenture, warrant, option or other security that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock (each a “Common Stock Equivalent” and collectively, “Common Stock Equivalents”) at a price per share that shall be less than the Fixed Exercise Price (as defined below) in effect on such date (the “Subsequent Offering Price”), the Exercise Price shall be adjusted downward to a price determined by multiplying the Exercise Price by the following quotient (expressed in decimal form):

i.           the sum of (w) the Exercise Price in effect before the issuance of such new securities multiplied by the number of shares of the Company’s Common Stock then issued and outstanding and (x) the consideration, if any, received by or deemed to have been received by the Company on the issue of such new Common Stock or Common Stock Equivalent by:

ii.           the sum of (y) the number of shares of the Company’s Common Stock then issued and outstanding immediately prior to the issuance of such new securities and (z) the number of additional shares of Common Stock issued or issuable in connection with the issuance of such Common Stock Equivalents.

Notwithstanding the foregoing, no adjustment in the Exercise Price shall be made for shares of Common Stock issued or Common Stock Equivalents issued, in connection with any of the following: (a) Common Stock or Common Stock Equivalents issued or issuable in connection with any securities that are outstanding as at the date of this Warrant, (b) Common Stock or Common Stock Equivalents issued or issuable under the Securities Purchase Agreement (including this Warrant); (c) Common Stock or Common Stock Equivalents issued or issuance as “Performance Warrants” (described in the Memorandum) and/or pursuant to an employee benefit plan, approved by the Company’s board of directors, for directors, officers, employees, advisors or consultants of the Company, (d) payment of interest on any outstanding Notes or dividends on outstanding shares of Series A Preferred Stock, (e) Common Stock or Common Stock Equivalents issued or issuable in full or partial consideration in connection with a merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity or (f) any warrants issued to the placement agent and its designees for the transactions contemplated by the Securities Purchase Agreement.

For purposes of this Section, the term “Fixed Exercise Price” shall mean initially $2.50, subject to adjustment in the event that any of the anti-dilution provisions of this Section 4 shall have resulted in a change in such Fixed Exercise Price prior to the occurrence of any event that would represent an additional adjustment in such Fixed Exercise Price, as so adjusted.

f.           Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Class A Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Class A Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Company.

g.           Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

h.           No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Class A Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

i.           Certain Definitions.

i.           “Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

ii.           “Market Price” means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Company, or (B) at the option of a majority-in-interest of the holders of the outstanding Class A Warrants by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

iii.           “Common Stock,” for purposes of this Section 4, includes the Common Stock, without par value per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Class A Warrant shall include only shares of Common Stock, $0.001 par value per share, in respect of which this Class A Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

iv.           “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

5.           Issue Tax. The issuance of certificates for Class A Warrant Shares upon the exercise of this Class A Warrant shall be made without charge to the Holder of this Class A Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Class A Warrant.

6.           No Rights or Liabilities as a Stockholder. This Class A Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  No provision of this Class A Warrant, in the absence of affirmative action by the Holder to purchase Class A Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.         Transfer, Exchange, and Replacement of Class A Warrant.

a.           Restriction on Transfer.  This Class A Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Class A Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement.  Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.  Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 are assignable only in accordance with the provisions of the Registration Rights Agreement.

b.           Class A Warrant Exchangeable for Different Denominations.  This Class A Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 7(e) below, for new Class A Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock, in not less than 1,000 increments, which may be purchased hereunder, each of such new Class A Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

c.           Replacement of Class A Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Class A Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Class A Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Class A Warrant of like tenor.

d.           Cancellation; Payment of Expenses.  Upon the surrender of this Class A Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Class A Warrant shall be promptly canceled by the Company.  The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder) and charges payable in connection with the preparation, execution, and delivery of Class A Warrants pursuant to this Section 7.

e.           Register.  The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Class A Warrant, in which the Company shall record the name and address of the person in whose name this Class A Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Class A Warrant.

f.           Exercise or Transfer Without Registration.  If, at the time of the surrender of this Class A Warrant in connection with any exercise, transfer, or exchange of this Class A Warrant, this Class A Warrant (or, in the case of any exercise, the Class A Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.  The first Holder of this Class A Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Class A Warrant for investment and not with a view to the distribution thereof.

8.          Registration Rights.  The initial Holder of this Class A Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Class A Warrant Shares as are set forth in the Registration Rights Agreement dated as of June 1, 2009 by and among the Company and the investors listed on the execution page thereof (the “Registration Rights Agreement”).

9.          Redemption.  In the event that the Company shall have deployed its MoqiZone WiMax Network in not less than 700 Internet cafés in the PRC (a “Redemption Event”), the Company shall thereafter have the right (but not the obligation), upon thirty (30) days prior written notice to the Holder (the “Redemption Notice”), to redeem all and not less than all of the Class A Warrants for a price of $0.001 per Class A Warrant Share; provided, that any Holder may elect to exercise this Warrant at any time prior to the date fixed for redemption in such Redemption Notice.

10.       Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Class A Warrant shall be in writing, and shall be (i) personally delivered, (ii) sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed or (iii) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), to the Holder at the address shown for the Holder as provided in the Securities Purchase Agreement, or at such other address as shall have been furnished to the Company by notice from the Holder.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be addressed to ______________________________________, with a copy to [  ], or at such other address as shall have been furnished to the Holder of this Class A Warrant by notice from the Company.  All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 10, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

11.       Governing Law.  This Class A Warrant shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.  The Company hereby submits to the exclusive jurisdiction of the United States federal courts and New York state courts located in New York, New York with respect to any dispute arising under this Class A Warrant, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The Company further agrees that service of process upon it mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  Nothing herein shall affect the Holder’s right to serve process in any other manner permitted by law.  A final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

12.      Miscellaneous.

a.           Amendments.  This Class A Warrant and any provision hereof may be amended by an instrument in writing signed by the Company and holders of a majority of the then-unexercised Class A Warrant Shares underlying the Class A Warrants issued pursuant to the Securities Purchase Agreement.  All such amendments shall be binding to all Holders of Class A Warrants issued pursuant to the Securities Purchase Agreement.

b.           Descriptive Headings.  The descriptive headings of the several sections of this Class A Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

c.           Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Class A Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Class A Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Class A Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

d.           Facsimile Signature.  This Class A Warrant may be issued to the Holder containing a facsimile signature of Lawrence Cheung, the Chief Executive Officer of the Company; which facsimile signature the Company acknowledges and agrees shall have the same validity and enforceability as those the same were a ribbon original signature.

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IN WITNESS WHEREOF, the Company has caused this Class A Warrant to be signed by its duly authorized officer.

TRESTLE HOLDING, INC.
(to be renamed MoqiZone Holding Corporation)

By:
Name:
Title:

Dated as of ___________ __, 2009

FORM OF EXERCISE AGREEMENT

Dated:  ________ __, 20__

To:
[  ]

1.
The undersigned, pursuant to the provisions set forth in the within Class A Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Class A Warrant, and makes payment herewith in full therefor at the price per share provided by such Class A Warrant in cash or by certified or official bank check or by wired funds in the amount of $_______.

2.	Regulation S. If the Holder received the Warrant pursuant to Regulation S:

(a) I, [                                           ], the Holder of the Warrant certify that I am not a U.S. person and am not exercising the Warrant on behalf of a U.S. Person;

(b) Attached hereto is a written opinion of counsel to the effect that the Warrant and the Warrant Shares to be delivered upon the exercise of the Warrant have been registered under the Act or are exempt from registration thereunder pursuant to Regulation S promulgated under the Act.

Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Class A Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Class A Warrant, a new Class A Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Class A Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee                                                                Address                                                                No of Shares

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Class A Warrant on the books of the within-named corporation, with full power of substitution in the premises.
Dated:                      ________ __, 20__

In the presence of:
                                             _______________________________________

Name:

Signature:
Title of Signing Officer or Agent (if any):

Address:

	Note:	The above signature should correspond exactly with the name on the face of the within Class A Warrant, if applicable.